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                                                                EXHIBIT 1.(9)(c)



                                   Exhibit B

                          Aggressive Equity Portfolio
                           Emerging Markets Portfolio
                         Diversified Research Portfolio
                           Small-Cap Equity Portfolio
                       International Large-Cap Portfolio
                                Equity Portfolio
                           I-Net Tollkeeper Portfolio
                            Multi-Strategy Portfolio
        Large-Cap Core Portfolio (formerly the Equity Income Portfolio)
                              Growth LT Portfolio
                           Strategic Value Portfolio
                              Focused 30 Portfolio
                            Mid-Cap Value Portfolio
                             Equity Index Portfolio
                           Small-Cap Index Portfolio
                                 REIT Portfolio
                         International Value Portfolio
                          Inflation Managed Portfolio
                             Managed Bond Portfolio
                             Money Market Portfolio
                           High Yield Bond Portfolio
                           Large-Cap Value Portfolio
                            Global Growth Portfolio
                            Mid-Cap Growth Portfolio
                        Capital Opportunities Portfolio
                              Technology Portfolio
                          Financial Services Portfolio
                          Telecommunications Portfolio
                           Health Sciences Portfolio
                          Aggressive Growth Portfolio
                              Blue Chip Portfolio
                            Equity Income Portfolio
                               Research Portfolio


Effective January 1, 2002 agreed to and accepted by:


                              PACIFIC SELECT FUND


ATTEST: /s/ Audrey L. Milfs                 BY: /s/ TC Sutton
        __________________________              _______________________________
        Name:  Audrey L. Milfs                   Name:  Thomas C. Sutton
        Title: Secretary                         Title: Chairman of the Board &
                                                        Trustee


                       PACIFIC SELECT DISTRIBUTORS, INC.


ATTEST: /s/ Audrey L. Milfs                 BY: /s/ Gerald W. Robinson
        __________________________              _______________________________
        Name:  Audrey L. Milfs                   Name:  Gerald W. Robinson
        Title: Secretary                         Title: Chairman & Chief
                                                        Executive Officer

                        PACIFIC LIFE INSURANCE COMPANY


ATTEST: /s/ Audrey L. Milfs                  BY: /s/ TC Sutton
        __________________________               _______________________________
        Name:  Audrey L. Milfs                   Name:  Thomas C. Sutton
        Title: Secretary                         Title: Chairman of the Board &
                                                        Chief Executive Officer


ATTEST: /s/ Audrey L. Milfs                  BY: /s/ Glenn S. Schafer
        __________________________               _______________________________
        Name:  Audrey L. Milfs                   Name:  Glenn S. Schafer
        Title: Secretary                         Title: President


                        PACIFIC LIFE & ANNUITY COMPANY


ATTEST: /s/ Audrey L. Milfs                  BY: /s/ Lynn C. Miller
        __________________________               _______________________________
        Name:  Audrey L. Milfs                   Name:  Lynn C. Miller
        Title: Secretary                         Title: Executive Vice President